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                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of SC Bancorp on Form S-8 (No. 33-38666) of our report dated January 24, 1997, appearing in the Annual Report on Form 10-K of SC Bancorp for the year ended December 31, 1996, which is part of this Registration Statement and to the reference to us under the heading "Independent Auditors" in such Annual Report.




Los Angeles, California
March 20, 1997